Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
SECOND QUARTER RESULTS
Second Quarter Results
•Net income available to RGA shareholders of $2.70 per diluted share, adjusted operating income of $4.72 per diluted share
•ROE of 7.0%, adjusted operating ROE of 12.7%, adjusted operating ROE, excluding notable items of 14.3%, each for the trailing twelve months
•Increased quarterly dividend 4.5% to $0.93 per share
•Deployed capital of $276 million into in force block transactions
•Significant increase in our estimated deployable capital to $3.4 billion

ST. LOUIS, July 31, 2025 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported second quarter net income available to RGA shareholders of $180 million, or $2.70 per diluted share, compared with $203 million, or $3.03 per diluted share, in the prior-year quarter. Adjusted operating income and adjusted operating income, excluding notable items, for the second quarter totaled $315 million, or $4.72 per diluted share, compared with $365 million, or $5.48 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.08 per diluted share on net income available to RGA shareholders, and $0.12 per diluted share on adjusted operating income, both as compared with the prior year.

Tony Cheng, President and Chief Executive Officer, commented, “After a very strong first quarter, the second quarter operating results were below expectations, primarily reflecting claims volatility in our U.S. Individual Life business. However, we continue to execute successfully on our strategy, maintaining very good momentum overall and benefiting from the earnings diversity that comes from our global platform. New business in the quarter remained strong, and our Creation Re strategy continues to perform above expectations.

“Additionally, we continue to benefit from our balance sheet optimization efforts, as our estimated excess capital increased from $1.9 billion to $3.8 billion in the quarter, reflecting additional capital credit received on the value of a portion of our in force business. When factoring in the transaction with subsidiaries of Equitable Holdings, Inc., which closed earlier today, our pro forma excess capital is estimated to be $2.3 billion. Considering this, and our estimated deployable capital of $3.4 billion, we are well positioned to continue to fund our growth and return capital to shareholders through dividends and share repurchases.

“Our APAC and EMEA segments delivered strong results, and U.S. Financial Solutions performed well. U.S. Individual Life experience reflected a high level of large claims, offsetting the favorable experience in the first quarter. U.S. Group business saw higher than expected claims in the healthcare excess line, consistent with industry trends.

“We deployed $276 million into in force transactions, with good diversification across products and geographies. Our pipeline remains attractive. As mentioned earlier, the Equitable transaction has closed, and we are excited about the long-term value that this transaction is expected to provide RGA.

“Looking forward, we remain optimistic about our business prospects. RGA is well positioned in its markets, with a proven strategy. We point to a long track record of successful execution, which has produced strong financial results, and we expect to continue to deliver attractive financial results in the future.”

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2025	2024	2025	2024
Net premiums	$4,151	$3,920	$8,170	$9,296
Net income available to RGA shareholders	180	203	466	413
Net income available to RGA shareholders per diluted share	2.70	3.03	6.97	6.19
Adjusted operating income	315	365	693	766
Adjusted operating income, excluding notable items	315	365	693	766
Adjusted operating income per diluted share	4.72	5.48	10.38	11.49
Adjusted operating income, excluding notable items per diluted share	4.72	5.48	10.38	11.49
Book value per share	182.37	147.90
Book value per share, excluding accumulated other comprehensive income (AOCI)	155.87	148.19
Book value per share, excluding AOCI and B36	156.63	149.01
Total assets	133,479	109,888

Information regarding the non-GAAP financial measures and operating measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is included below under “Non-GAAP Financial Measures and Other Definitions” and in the tables attached to this press release.

In the second quarter, consolidated net premiums totaled $4.2 billion, an increase of 5.9% over the prior-year quarter, with a favorable net foreign currency effect of $45 million. Net premiums for the prior-year quarter included a contribution of approximately $280 million from a single premium pension transfer transaction in the U.S. Financial Solutions business.

Compared with the year-ago period, excluding spread-based businesses, second quarter investment income increased 36.5%, primarily due to higher average invested assets, higher variable investment income, and higher new money rates. Average investment yield increased to 5.31% in the second quarter, compared with 4.65% in the prior-year period, reflecting higher variable investment income and higher new money rates.

The effective tax rate for the quarter was 47% on pre-tax income, above the expected range of 23% to 24%, primarily due to the establishment of valuation allowances on foreign tax credits and tax expense related to a legal entity restructuring during the quarter.

The effective tax rate for the quarter was 25.2% on adjusted operating income before taxes, above the expected range of 23% to 24%, primarily due to the establishment of valuation allowances on foreign tax credits.

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$2,019	$1,827	$3,940	$3,542
Adjusted operating income before taxes	4	167	144	295
Adjusted operating income before taxes, excluding notable items	4	167	144	295

Quarterly Results
•Results reflected unfavorable individual life large claims experience and unfavorable group healthcare excess experience.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	97	80	164	170
Adjusted operating income before taxes, excluding notable items	97	80	164	170

Quarterly Results
•Results reflected favorable variable investment income and higher investment yields.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$339	$326	$658	$644
Adjusted operating income before taxes	28	26	60	72
Adjusted operating income before taxes, excluding notable items	28	26	60	72

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $4 million for the quarter.

Quarterly Results
•Results reflected unfavorable group and individual life experience.
•Foreign currency exchange rates had an adverse effect of $1 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	9	7	20	14
Adjusted operating income before taxes, excluding notable items	9	7	20	14

Quarterly Results
•Results reflected favorable variable investment income and longevity experience.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$573	$497	$1,113	$993
Adjusted operating income (loss) before taxes	18	(1)	68	37
Adjusted operating income (loss) before taxes, excluding notable items	18	(1)	68	37

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $24 million for the quarter.

Quarterly Results
•Results reflected unfavorable claims experience, partially offset by favorable other experience.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	116	86	206	163
Adjusted operating income before taxes, excluding notable items	116	86	206	163

Quarterly Results
•Results reflected favorable longevity experience, higher variable investment income, and higher investment margins due to ongoing growth.
•Foreign currency exchange rates had a favorable effect of $5 million on adjusted operating income before taxes.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$816	$708	$1,593	$1,424
Adjusted operating income before taxes	104	99	210	208
Adjusted operating income before taxes, excluding notable items	104	99	210	208

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $9 million for the quarter.

Quarterly Results
•Results reflected favorable claims experience.
•Foreign currency exchange rates had a favorable effect of $2 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$117	$50	$229	$96
Adjusted operating income before taxes	77	71	136	130
Adjusted operating income before taxes, excluding notable items	77	71	136	130

Quarterly Results
•Results reflected favorable variable investment income.
•Foreign currency exchange rates had a favorable effect of $2 million on adjusted operating income before taxes.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income (loss) before taxes	(32)	(44)	(102)	(82)
Adjusted operating income (loss) before taxes, excluding notable items	(32)	(44)	(102)	(82)

Quarterly Results
•Results were favorable compared to the expected quarterly average run rate due to higher variable investment income.

Dividend Declaration

Effective July 29, 2025, the board of directors declared a regular quarterly dividend of $0.93, payable August 26, 2025, to shareholders of record as of August 12, 2025.

Earnings Conference Call

A conference call to discuss second quarter results will begin at 10 a.m. Eastern Time on Friday, August 1, 2025. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on RGA’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

RGA has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, RGA posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;
•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations;

as any of the above items can be volatile and may not reflect the underlying performance of the Company’s business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in accordance with ASC 280 – “Segment Reporting.” Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company’s assumption reviews.

3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.

4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company’s investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items; and
•Shareholders’ average equity position excluding AOCI, B36 and notable items.

5. Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;
•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company’s adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments (“LDTI”). For additional information regarding the Company’s adoption of LDTI, see

Note 1 – “Business and Basis of Presentation” and Note 3 – “Impact of New Accounting Standard” in the notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Other Definitions:

Estimated Excess Capital: Estimate of capital available in excess of RGA’s target level when considering RGA’s internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA’s assumptions. Pro forma excess capital includes the impact of the transaction with subsidiaries of Equitable Holdings, Inc.

Estimated Deployable Capital: Estimated deployable capital includes RGA’s assumptions of sources and uses of capital over the next twelve months. RGA’s assumptions consider RGA’s internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.

Uncapped (profitable) cohorts: Cohorts with a net premium ratio under 100%.
Capped (loss) cohorts: Cohorts with a net premium ratio equal to or greater than 100%.
Floored cohorts: Cohorts with reserves floored at zero as reserves cannot be negative.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $4.1 trillion of life reinsurance in force and assets of $133.5 billion as of June 30, 2025. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the “Company”), and future developments associated with the previously announced transaction relating to the master transaction agreement that a Company subsidiary entered into with subsidiaries of Equitable Holdings, Inc, pursuant to which on July 31, 2025 such Company subsidiary entered into coinsurance and modified coinsurance agreements with those counterparties (the “Reinsurance Transaction”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,”

“should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality, morbidity, lapsation, or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators that have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions, (26) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the Company's ability to achieve the expected benefits of the Reinsurance Transaction, and (29) other risks and uncertainties described in this document and in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented by Item 1A – “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
- tables attached -

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended June 30,
	2025		2024
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$180	$2.70	$203	$3.03
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	64	0.96	239	3.60
Market risk benefits remeasurement (gains) losses	(14)	(0.21)	(6)	(0.09)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(0.03)	—	—
Embedded derivatives:
Included in investment related gains/losses, net	(3)	(0.04)	(20)	(0.30)
Included in interest credited	1	0.01	(4)	(0.06)
Investment (income) loss on unit-linked variable annuities	—	—	1	0.01
Interest credited on unit-linked variable annuities	—	—	(1)	(0.01)
Interest expense on uncertain tax positions	—	—	(1)	(0.01)
Other (1)	18	0.27	(35)	(0.52)
Uncertain tax positions and other tax related items	70	1.05	(12)	(0.18)
Net income attributable to noncontrolling interest	1	0.01	1	0.01
Adjusted operating income	315	4.72	365	5.48
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$315	$4.72	$365	$5.48

(Unaudited)	Six Months Ended June 30,
	2025		2024
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$466	$6.97	$413	$6.19
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	117	1.78	424	6.37
Market risk benefits remeasurement (gains) losses	9	0.13	(34)	(0.51)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(0.03)	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	6	0.09	(81)	(1.22)
Included in interest credited	9	0.13	6	0.09
Investment (income) loss on unit-linked variable annuities	—	—	2	0.03
Interest credited on unit-linked variable annuities	—	—	(2)	(0.03)
Interest expense on uncertain tax positions	—	—	(1)	(0.02)
Other (1)	14	0.21	54	0.81
Uncertain tax positions and other tax related items	71	1.06	(16)	(0.24)
Net income attributable to noncontrolling interest	3	0.04	3	0.05
Adjusted operating income	693	10.38	766	11.49
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$693	$10.38	$766	$11.49
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$341	$160	47.0%	$710	$241	34.1%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	77	13		148	31
Market risk benefits remeasurement (gains) losses	(17)	(3)		12	3
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	—		(2)	—
Embedded derivatives:
Included in investment related gains/losses, net	(3)	—		8	2
Included in interest credited	2	1		12	3
Investment (income) loss on unit-linked variable annuities	—	—		—	—
Interest credited on unit-linked variable annuities	—	—		—	—
Interest expense on uncertain tax positions	—	—		—	—
Other (2)	23	5		18	4
Uncertain tax positions and other tax related items	—	(70)		—	(71)
Adjusted operating income	421	106	25.2%	906	213	23.4%
Notable items	—	—		—	—
Adjusted operating income, excluding notable items	$421	$106		$906	$213
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,
	2025	2024
Income before income taxes	$341	$269
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	77	308
Market risk benefits remeasurement (gains) losses	(17)	(8)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	—
Embedded derivatives:
Included in investment related gains/losses, net	(3)	(26)
Included in interest credited	2	(6)
Investment (income) loss on unit-linked variable annuities	—	1
Interest credited on unit-linked variable annuities	—	(1)
Interest expense on uncertain tax positions	—	(1)
Other (1)	23	(45)
Pre-tax adjusted operating income	421	491
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$421	$491

(Unaudited)	Six Months Ended June 30,
	2025	2024
Income before income taxes	$710	$541
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	148	540
Market risk benefits remeasurement (gains) losses	12	(43)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(2)
Embedded derivatives:
Included in investment related gains/losses, net	8	(103)
Included in interest credited	12	7
Investment (income) loss on unit-linked variable annuities	—	2
Interest credited on unit-linked variable annuities	—	(2)
Interest expense on uncertain tax positions	—	(1)
Other (1)	18	68
Pre-tax adjusted operating income	906	1,007
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$906	$1,007
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings per share from net income (loss):
Basic earnings per share	$2.72	$3.07	$7.05	$6.28
Diluted earnings per share	$2.70	$3.03	$6.97	$6.19

Diluted earnings per share from adjusted operating income	$4.72	$5.48	$10.38	$11.49
Weighted average number of common and common equivalent shares outstanding	66,731	66,732	66,793	66,645

(Unaudited)	At June 30,
	2025	2024
Treasury shares	19,219	19,487
Common shares outstanding	66,092	65,824
Book value per share outstanding	$182.37	$147.90
Book value per share outstanding, before impact of AOCI	$155.87	$148.19

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At June 30,
	2025	2024
Book value per share outstanding	$182.37	$147.90
Less effect of AOCI:
Accumulated currency translation adjustment	1.96	1.32
Unrealized (depreciation) appreciation of securities	(74.10)	(71.31)
Effect of updating discount rates on future policy benefits	98.85	70.06
Change in instrument-specific credit risk for market risk benefits	0.05	0.09
Pension and postretirement benefits	(0.26)	(0.45)
Book value per share outstanding, before impact of AOCI	155.87	148.19
Less effect of B36 derivatives	(0.76)	(0.82)
Book value per share outstanding, before impact of AOCI and B36 derivatives	$156.63	$149.01

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended June 30, 2025:	Average Equity
Shareholders' average equity	$11,027
Less effect of AOCI:
Accumulated currency translation adjustment	59
Unrealized (depreciation) appreciation of securities	(4,272)
Effect of updating discount rates on future policy benefits	5,249
Change in instrument-specific credit risk for market risk benefits	5
Pension and postretirement benefits	(23)
Shareholders' average equity, excluding AOCI	10,009
Year-to-date notable items, net of tax	67
Shareholders' average equity, excluding AOCI and notable items	$10,076

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended June 30, 2025:	Income
Net income available to RGA shareholders	$770	7.0%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	384
Change in fair value of embedded derivatives	10
Tax expense on uncertain tax positions and other tax related items	98
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,269	12.7%
Notable items after tax	169
Adjusted operating income, excluding notable items	$1,438	14.3%

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Net premiums	$4,151	$3,920	$8,170	$9,296
Investment income, net of related expenses	1,408	1,082	2,640	2,043
Investment related gains (losses), net	(44)	(271)	(123)	(420)
Other revenue	84	147	172	296
Total revenues	5,599	4,878	10,859	11,215
Benefits and expenses:
Claims and other policy benefits	4,045	3,712	7,867	8,844
Future policy benefits remeasurement (gains) losses	68	(90)	12	(114)
Market risk benefits remeasurement (gains) losses	(17)	(8)	12	(43)
Interest credited	314	231	613	485
Policy acquisition costs and other insurance expenses	433	391	850	778
Other operating expenses	325	301	625	584
Interest expense	90	72	170	140
Total benefits and expenses	5,258	4,609	10,149	10,674
Income before income taxes	341	269	710	541
Provision for income taxes	160	65	241	125
Net income	181	204	469	416
Net income attributable to noncontrolling interest	1	1	3	3
Net income available to RGA shareholders	$180	$203	$466	$413
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